UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   February 15, 2011

VALLEY COMMERCE BANCORP
(Exact name of registrant as specified in its charter)

California	000-51949	46-1981399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 W. Main Street Visalia, California	93291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 622-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2010, the Company’s Board of Directors, as recommended by the Compensation Committee of the Board, approved a grant of 1,000 shares of restricted stock to Allan W. Stone.  The Company is a participant in the Capital Purchase Program ( the “CPP”) established under the Troubled Asset Relief Program (“TARP”), pursuant to which the Company is required to limit the amount and, under certain circumstances, the form of consideration paid to Mr. Stone for the services he has rendered and is expected to render in his role as President and Chief Executive Officer of the Company of the Bank.  This restricted stock award will vest two years from the date of grant on February 15, 2013.

The foregoing description of the restricted stock award is qualified in its entirety by reference to the form of Restricted Share Award Agreement filed herewith as Exhibit 10.1.

Item 9.01.                       Financial Statements and Exhibits

(c)              The exhibit list required by this Item is incorporated by reference to the exhibit index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2011	Valley Commerce Bancorp By: /s/Roy O. Estridge Roy O. Estridge Executive Vice President and Chief Financial Officer / Chief Operating Officer

EXHIBIT INDEX

                   10.1                                 Form of Restricted Share Award Agreement under the 2007 Equity Incentive Plan.